Exhibit 3.2

ARTICLES OF INCORPORATION

State of Idaho

Department of State.

CERTIFICATE OF MERGER OR CONSOLIDATION

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho hereby certify that duplicate originals of Articles of Merger of BORDER SILVER MINES, INC., an Idaho corporation

into SILVER CREST MINES, INC., an Idaho corporation,

duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY and by virtue, of the authority vested in me by law, I issue this certificate of Merger, and attach hereto a duplicate original of the Articles of Merger.

Dated December 20, 19 82.


GREAT SEAL OF THE STATE OF IDAHO
ESTO PERPETUA

Pete T. Cenarrusa

SECRETARY OF STATE

Corporation Clerk

CMC 779

30323A

ARTICLES OF MERGER
OF DOMESTIC CORPORATIONS
INTO
SILVER CREST MINES, INC.

PURSUANT to the provisions of Section 30-1-74 of the Idaho Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

FIRST: Attached hereto and by reference incorporated herein is a Plan and Agreement of Merger between Silver Crest Mines, Inc. and Border Silver Mines, Inc. entered into by and between said corporations on the 1st day of February, 1982. Said Plan of Merger was approved by the shareholders of each of the undersigned corporations in the manner prescribed by the Idaho Business Corporation Act:

SECOND: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

Name of Corporation	Number of Shares Outstanding	Entitled to Vote as a Class	
		Designation Of Class	Number of Shares
Silver Crest Mines, Inc.	3,250,00	Common	3,250,000
Border Silver Mines, Inc.	2,892,366	Common	2,892,366

THIRD: As to each of the undersigned corporations, the total number of shares votesd for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

30323

Name of Corporation	Total Voted For	Total Voted Against	Number of Shares Entitled to Vote as a Class		
			Class	Voted For	Voted Against
Silver Crest Mines, Inc.	3,250,000	0	Common	3,250,000	0
Border Silver Mines, Inc.	2,680,033	0	Common	2,680,033	0

Dated this 2nd day of November, 1982.

SILVER CREST MINES, INC.

By [signature]
President

Attest:

[signature]
Secretary

BORDER SILVER MINES, INC.

By [signature]
President

Attest:

[signature]
Secretary

STATE OF IDAHO)
) ss
County of Shoshone)

I, ALDEN HULL, a notary public, do hereby certify that on this 2nd day of November, 1982, pesonally appeared IRVIN SCHELLER R.M. MacPHEE, President and Secretary, respectively of SILVER CREST MINES, INC., who, being by me first duly sworn, declared that they are President and Secretary, respectively of SILVER CREST MINES, INC., and that they signed the foregoing document as President and Secretary of said corporation, and that the statements therein contained are true.

[signature]
Notary Public in and for the State of Idaho, Residing at: Silverton
My Commission Expires: Lifetime

3

STATE OF IDAHO)
) ss
County of Shoshone)

I, ALDEN HULL, a notary public, do hereby certify that on this 2nd day of November, 1982, pesonally appeared IRVIN SCHELLER R.M. MacPHEE, President and Secretary, respectively of BORDER SILVER MINES, INC., who, being by me first duly sworn, declared that they are President and Secretary, respectively of BORDER SILVER MINES, INC., and that they signed the foregoing document as President and Secretary of said corporation, and that the statements therein contained are true.

Alden Hull

Notary Public in and for the State of Idaho, Residing at: Silverton
My Commission Expires: Lifetime

30...

PLAN AND AGREEMENT OF MERGER

between

SILVER CREST MINES, INC.,

An Idaho Corporation
(The Surviving Corporation)

and

BORDER SILVER MINES, INC.,

An Idaho Corporation
(The Merging Corporation)

PLAN AND AGREEMENT OF MERGER, dated the 1st day of February, 1982, between SILVER CREST MINES, INC., an Idaho Corporation (hereinafter referred to as "Silver Crest" and sometimes referred to as the "Surviving Corporation"), and BORDER SILVER MINES, INC., an Idaho Corporation (hereinafter referred to as the "Merging Corporation") which two corporations are hereinafter sometimes referred to as the "Constituent Corporations".

FIRST

RECITALS

Silver Crest is validly organized, existing and in good standing under the laws of the State of Idaho. The Merging Corporation is validly organized, existing and in good standing under the laws of the State of Idaho.

Silver Crest has an authorized capital of 5,000,000 shares of Common Stock with a par value of ten cents ($.10) each, of which on the 19th day of January, 1982, 3,250,000 shares were issued and outstanding.

The Merging Corporation has an authorized capital of

5,000,000 shares of Common Stock with a par value of ten cents ($.10) each, of which on the date of execution of this Agreement, 2,892,366 shares were issued and outstanding, and 2,107,634 are unissued shares. There are no shares subject to stock options held by officers and employees.

The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of their respective corporations and stockholders that the Merging Corporation merge with and into Silver Crest in accordance with the provisions of applicable statutes of the State of Idaho and have entered into this Agreement of Merger in connection with the merger.

SECOND

AGREEMENT OF MERGER

NOW, THEREFORE, the Constituent Corporations agree, each with the other, to merge into a single corporation which shall be SILVER CREST MINES, INC., the Surviving Corporation, (whose Articles of Incorporation shall be amended in other respects as provided herein) pursuant to the laws of the State of Idaho, and agree upon and prescribe the terms and conditions of the statutory merger, the mode of carrying it into effect and the manner and basis of converting the shares of the Merging Corporation into shares of the Surviving Corporation, as herein set forth:

On the effective date of the merger, the Merging Corporation shall be merged with and into SILVER CREST MINES, INC., and the separate existence of the Merging Corporation shall cease; the Constituent Corporations shall become a single corporation named "SILVER CREST MINES, INC., an Idaho corporation, which shall be the Surviving Corporation.

THIRD

ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

The Articles of Incorporation of Silver Crest, which are set forth in Exhibit "A" to this Agreement, shall be amended in the following particulars:

1. That Article V of the Articles of Incorporation shall be amended to read as follows:

"ARTICLE V.

This company shall be capitalized for $1,000,000.00. The total authorized stock of this corporation shall be divided into 10,000,000 shares, all of which shall be common stock with a par value of 10¢ per share. Said shares shall be non-assessable and shall all be of the same class and every share of said stock shall be equal in all respects to every other of said shares.

The said shares may be issued and sold from time to time by the corporation for such consideration and upon such terms as may, from time to time, be fixed by the Board of Directors without action by the stockholders.

Notwithstanding the provisions of Section 30-1-26 Idaho Code, no premptive rights shall exist and the Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation."

Said amended Articles of Incorporation shall continue to be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with the Corporation Law of the State of Idaho.

Such Amended Articles of Incorporation, as thus set forth, may be certified separately from this Agreement as the

Amended Articles of Incorporation of the Surviving Corporation.

FOURTH

BY-LAWS OF SURVIVING CORPORATION

The By-Laws of Silver Crest, Inc., in effect immediately prior to the effective date of the merger shall continue to be the By-Laws of the Surviving Corporation, until altered or repealed in the manner provided by law and such By-Laws.

FIFTH

DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

The Directors and Officers of Silver Crest immediately prior to the effective date of the merger shall continue to be the Directors of the Surviving Corporation, to hold office for the terms specified in the By-Laws of the Surviving Corporation and until their respective successors are duly elected and qualified. These directors are:

Irvin Scheller	Box 475	Post Falls, Idaho 83854
Gene Morse	Box 298	Osburn, Idaho 83849
James Scheller	16742 S. Annette Drive,	Oregon City OR 97045
H. F. Magnuson	Box 469	Wallace, Idaho 83873
Norman M. Smith	Sunshine Star Route	Kellogg, Idaho 83837

SIXTH

MANNER AND BASIS OF CONVERSION OF SHARES

The treatment of the shares of Silver Crest, the manner of converting the shares of the Merging Corporation into shares of common stock of the Surviving Corporation, and the treatment of outstanding options to purchase shares of the Merging Corporation, if any, shall be as follows:

1. Each share of Common Stock of Silver Crest which is issued and outstanding or in its treasury immediately prior

to the effective date of the merger shall not be affected, converted, or exchanged as a result of the merger, and shall continue to be one fully paid and non-assessable share of the Surviving Corporation's Common Stock with a par value of Ten Cents ($.10) each.

2. Each share of the Merging Corporation's Common Stock which is issued and outstanding immediately prior to the effective date of the merger, shall by virtue of the merger be converted into and become, without action on the part of the holder of such Common Stock, one (1) fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each outstanding certificate for Common Stock of the Merging Corporation shall thereupon be deemed for all purposes to evidence ownership of the number of full shares of Common Stock of the Surviving Corporation into which the same shall have been converted at the rate set forth above; provided, however, that until the holder of such certificate shall have surrendered the same for exchange as set forth hereinafter, no dividend payable to holders of record of Common Stock of the Surviving Corportion as of any date subsequent to the effective date of the merger and no payment shall be paid to such holder with respect to the Common Stock of the Surviving Corporation represented by such certificate. However, upon surrender and exchange of such certificate as herein provided, there shall be paid to the record holder of the certificate or certificates of Common Stock of the Surviving Corporation issued in exchange therefor an amount with respect to such share(s) of Common Stock equal to all dividends, without any interest thereon, which shall

have been paid or become payable to holders of record of Common Stock of the Surviving Corporation between the effective date of the merger and the date of such exchange.

3. As soon as practicable after the effective date of the merger, each holder of outstanding certificates for Common Stock theretofore issued by the Merging Corporation (except for those certificates representing shares in respect of which the holders shall be pursuing their remedy as dissenting shareholders in accordance with the laws of the State of Idaho and except for those certificates, if any, representing shares held by Silver Crest on the effective date of the merger) shall be entitled, upon surrender of the same by such holder for cancellation, as directed by the Surviving Corporation, to receive new certificates for the number of shares of Common Stock of the Surviving Corporation to which he is entitled.

4. On the effective date of the merger, any shares of Common Stock of the Merging Corporation which are then held in its treasury, the treasury of any subsidiary, shall be cancelled and retired without further action, and no shares of common Stock of the Surviving Corporation shall be issued in respect thereof.

5. The Surviving Corporation agrees that it will promptly pay to the dissenting shareholders, if any, of the Merging Corporation, the amount, if any, to which they shall be entitled under the provisions of the Corporation Laws of the State of Idaho, with respect to the rights of dissenting shareholders.

SEVENTH

EFFECT OF MERGER

On the effective date of the merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature of each of the Constituent Corporations, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and all of the singular rights, privileges, powers and franchises of each of the Constituent Corporations. All property, real, personal and mixed, and debts due to each of the Constituent Corporations on whatever account, including stock subscriptions as well as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, assets, rights, privileges, powers, franchises and immunities, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the merger; provided, however, that all of the creditors and liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or

contracted by it.

If at any time after the merger becomes effective it shall appear to the Surviving Corporation that any further assignments or assurances are necessary or desirable to evidence the vesting in the Surviving Corporation of the title to any of the property or rights of the Merging Corporation, those persons who were proper officers and directors of the Merging Corporation as of the effective date of the merger shall execute, acknowledge and deliver such assignments or other instruments and do such acts as may be necessary or appropriate to evidence the vesting of title to such property or rights in the Surviving Corporation. For such purposes the capacity and authority of the Merging Corporation and its officers shall be deemed to be continuing.

The Surviving Corporation agrees that it may be served with process in the State of Idaho and irrevocably appoints the Secretary of State of Idaho as its agent to accept service of process, in any proceeding for the enforcement of any obligation of the Merging Corporation arising in the State of Idaho prior to the effective date of the merger, and in any proceeding for the enforcement of the rights of a dissenting shareholder of the Merging Corporation against the Surviving Corporation.

EIGHTH

ACCOUNTING AND STATE CAPITAL

When the merger becomes effective, subject to such changes, adjustments or eliminations as may be made in

accordance with generally accepted accounting principles, (a) the assets and liabilities of the Constituent Corporations shall be recorded in the accounting records of the Surviving Corporation at the amounts at which they shall be carried at that time in the accounting records of the Constituent Corporations, (b) the amount of stated capital with which the Surviving Corporation shall begin business immediately after the effective date of the merger is $630,263.60.

NINTH

ABANDONMENT

Anything herein or elsewhere to the contrary notwithstanding, this Plan an Agreement of Merger may be abandoned by action of the Board of Directors of either Silver Crest or the Merging Corporation at any time prior to the effective date of the merger, whether before or after submission to their respective stockholders, upon the happening of any one of the following events:

1. If the merger fails to obtain the requisite vote of stockholders of Silver Crest or of stockholders of the Merging Corporation not later than April 1, 1982, or

2. If, in the judgment of the Board of Directors of Silver Crest or of the Merging Corporation, the merger would be impracticable because of the number of stockholders of either thereof who assert their right to have their stock appraised and to receive payment therefor as provided in the Corporation Law of the State of Idaho.

TENTH

REPRESENTATIONS AND WARRANTIES

Silver Crest and the Merging Corporation each represents and warrants to the other that between the date hereof and the time when the merger becomes effective they will not enter into any employment contracts, grant any stock options or issue any stock or securities, except upon the exercise of presently outstanding restricted stock options, or declare or pay any dividends in stock or cash or make any other distribution on or with respect to their outstanding stock.

ELEVENTH

EFFECTIVE DATE

The effective date of the merger provided for by this Agreement shall be the date on which the last act prior to recording required to complete the merger under the laws of the State of Idaho is performed.

IN WITNESS WHEREOF, the undersigned Officers have signed their names hereto and have caused their respective corporate seals of the Constituent Corporations to be affixed hereto the 1st day of February, 1982.

SILVER CREST MINES, INC.,
(the "Surviving Corporation")

ATTEST:

By [signature]
President

[signature]
Secretary

BORDER SILVER MINES, INC.,
(The "Merging Corporation)

ATTEST:

By [signature]
President

[signature]
Secretary

STATE OF IDAHO)
) ss
County of Shoshone)

On this 1st day of February, 1982, before me, the undersigne a Notary Public for the State aforesaid, personally appeared IRVIN SCHELLER and R. H. MacPHEE, President and Secretary, respectively, of SILVER CREST MINES, INC., the corporation whose name is subscribed to the foregoing instrument and acknowledge to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

Notary Public in and for the State of Idaho, Residing at: Silverton Idaho.

STATE OF IDAHO)
) ss
County of Shoshone)

On this 1st day of February, 1982, before me, the undersigned, a Notary Public for the State aforesaid, personally appeared IRVIN SCHELLER and R. H. MacPHEE, President and Secretary, respectively, of BORDER SILVER MINES, INC., the corporation whose name is subscribed to the foregoing instrument and acknowledge to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

Notary Public in and for the State of Idaho, Residing at: Silverton Idaho.

ARTICLES OF INCORPORATION 30323

OF

SILVER CREST MINES, INC.

KNOW ALL MEN BY THESE PRESENTS That we, the undersigned, citizens of the United States of America, each over the age of twenty-one year do hereby voluntarily associate ourselves together for the purpose of forming domestic corporation under and by virtue of the laws of the State of Idaho, and we do hereby make, sign, acknowledge and files these Articles of Incorporatic as follows:

ARTICLE I.

The name of this corporation is, and shall be SILVER CREST MINES, INC.

ARTICLE II.

The objects and purposes for which this Corporation is formed are as principals, agents, or otherwise, to do in any part of the world any and every of the things therein set forth or permitted by law to the same extent as natura persons might and could do. In furtherance and not in limitation of the general powers conferred by the laws of the State of Idaho, we do expressly provide th the Corporation shall have power;

(a) To purchase, sell, option, own, locate, lease or otherwise acquire mortgage and dispose of lands, mines, mining claims and mineral rights; to own, handle and control letters patent and inventions; to use and to own, enter, apply for patents for mines, millsites, mills, water-rights, tunnels and rights of way; to work, prospect, explore, exploit and develop mines and mineral lands of every kind and nature and wherever the same may be situated and to carry on every operation of the business of mining, milling and produci

EXHIBIT "A"

zinc, lead, g[illegible]d, [illegible]ilver and any and all othe[illegible] metals and minerals of every kind and character and to sell and dispose of the same and the by-products thereof, and to do everything that may be necessary or proper in the conduct of the business of working such mines and mineral lands and the production [illegible] ores and to buy, sell, contract for, own, erect, and operate all mills, smel[illegible] and other ore reduction works, sawmills, machinery, roads, tramways, ditches, flumes, water rights, power plants of any and all kinds whatsoever, and to develop and use electricity for power and lighting purposes, and to fil[illegible] upon water rights for any and all purposes.

(b) To take, hold, lease, mortgage, own, purchase, or acquire by operation of the law or otherwise, real property or any interest therein or appurtenant thereto, including storerooms, sawmills, store buildings and any part thereof, or any interest therein, or to sell, lease, exchange, mortgage [illegible] hypothecate real estate or any interest therein and to engage in any and all undertakings and business necessary and proper to the improvement and betterment of any of the land or real property or interest therein, owned or otherwise acquired, or to be owned or otherwise acquired by said corporation, or in any other lands in which the said corporation may have any interest, and to handle and deal in any land, interest in land, or other property or interest therein, of said corporation in any manner it may desire.

(c) To enter into, make, perform and carry out any and all contracts or agreements or every kind, amount and character with any person, firm, association, corporation, Federal or State government or any political subdivision, or corporation or agency thereof.

(d) To purchase, own, sell, convey, mortgage, pledge, exchange, acquire by operation of law or otherwise, personal property of every kind and character, debts, dues and demands or causes of action, and each and every

kind of personal property, evidence of debts, bonds, stocks of this and other corporations, both public and private, which the Corporation may deem necessary and convenient for its business or otherwise.

(e) To borrow and lend money from and to any person, firm, corporati association, or federal or state government or any political subdivision, or corporation or agency thereof, and to make, take and execute notes, mortgage: bonds, deeds of trust, or other evidence of indebtedness to secure payment thereof, or by any other lawful manner or means, and to take and receive note: bonds, mortgages, deeds of trust, or any evidence of indebtedness for the use and benefit of said corporation, or otherwise.

(f) To own, hold, lease, or sublet, or to conduct on its own account, or for any person, firm association, corporation, or federal or state governme or any political subdivision, or corporation or agency thereof, all and every kind of merchandise, business or property necessary or proper to carry on an account of the business of said corporation.

(g) To build any and all necessary shops, buildings, storerooms, boarding houses, sleeping quarters, sawmills and structures at any place proper and convenient to carry on any or all of the business of said Corporatior

(h) To do and perform every act and thing necessary to carry out the above enumerated purposes, or calculated directly or indirectly to the advancement of the interest of the corporation, or to the enhancement of the value of its stock, holdings and property of any kind or character.

ARTICLE III.

The corporate existence of this corporation shall be perpetual.

ARTICLE IV.

The location and post office address of the corporation's registered office in the State of Idaho shall be Wallace, Idaho.

3([illegible]

ARTICLE V.

This company shall be capitalized for $500,000.00. The tota authorized stock of this corporation shall be divided into 5,000,000 sha: all of which shall be common stock with a par value of 10¢ per share. Sa shares shall be non-assessable and shall all be of the same class and every share of said stock shall be equal in all respects to every other of said share:

The said shares may be issued and sold from time to time by the corporation for such consideration and upon such terms as may, from time to time, be fixed by the Board of Directors without action by the stockholders.

Notwithstanding the provisions of Section 30-120, Idaho Code, the Boa: of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation withou said stock, or any thereof, being first offered to the shareholders of this corporation.

ARTICLE VI.

The corporate powers of the corporation shall be vested in a Board of Directors of not less than three, and no more than seven members, who shall be elected annually by the shareholders, and who shall serve until the electior and qualification of their successors. No person shall serve as a director of this corporation who is not a shareholder therein. Directors who are to serv for the first corporate year shall be selected by the incorporators. Unless otherwise determined by the shareholders, the Board of Directors, by resolution, shall from time to time fix the number of directors within the lim herein provided.

ARTICLE VII.

The names, post office addresses, and number of shares subscribed b

each of the incorporators, are as follows:

Name	Address:	No. of Shares
Irvin Scheller	Osburn, Idaho	1
Alden Hall	Box 709, Wallace, Idaho	1
Dennis E. Wheeler	Box 709, Wallace, Idaho	1

ARTICLE VIII.

In addition to the power conferred upon the shareholders by law, to make, amend or repeal By-Laws for this corporation, the Directors shall have the power to repeal and amend the By-Laws and adopt new By-Laws, but such powers may be executed only by a majority of the whole Board of Directors.

ARTICLE IX.

A director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer, or firm of which any director or officer is a member, or any other corporation of which any director or officer is a shareholder, officer or director, is in any way interested in such transaction or contract; provided, that such transaction or contract is, or shall be, authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member of a firm so interested; or (2) at a stockholders' meeting by a vote of majority of the outstanding shares of stock of the corporation represented at

such meeting and then entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or approval were made by the stockholders; and no director or officer shall be liable to account to the corporation for any profits realized by him through any such transaction or contract of the corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member, o any corporation of which he is a shareholder, officer or director, was intere in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned; or prevent the authorization, ratifica or approval of such contracts or transactions in any other manner than perm by law, or invalidate or made voidable any contract or transaction which wou be valid without reference to the provisions of this paragraph.

IN WITNESS WHEREOF, we have hereunto set our hands and seals in quadruplicate this 20th day of August, 1968.

Irwin Scheller

Alan Hull

Dennis E. Wheeler

2

303235.

STATE OF IDAHO)
) ss.
County of Shoshone)

On this 20 day of August, 19 68, before me the undersigned, a Notary Public in and for the State of Idaho, personally appeared IRVIN SCHELLER, ALDEN HULL and DENNIS E. WHEELER, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.

[signature]

Notary Public in and for the State of Idaho
Residing at Wallace, Idaho.

PETE T. CENARRUSA
SECRETARY OF STATE
STATE CAPITAL
BOISE, IDAHO

303232

No. 39956-0

Articles of Merger

SILVER CREST MINES, INC.

Merger of BORDER SILVER MINES, INC. into SILVER CREST MINES, INC. as survivor

STATE OF IDAHO
Department of State
Boise, Idaho

Approved, filed and admitted to the corporation records of the State of Idaho

Date December 20, 1982
Time 3:25 pm

FEES PAID
Filing $ 20.00
Tax $ ____

Pete T. Cenarrusa
SECRETARY OF STATE

By: Deb Simanal

Filed By:
Hull and Hull
PO Box 709
Wallace, Idaho 83873

RECORDED
at the request of

Alden Hull
in

Articles of Incorp.
Return to:

Alden Hull
Attorney at Law
Box 709
Wallace, ID 83873

Fee $ 46.00

303232

FILED

JAN 10 4 00 PM '83

IRENE ZAMBONI
SHOSHONE CO. RECORDER
BY Janet Zamboni
DEPUTY